UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 12, 2014

AMERICAN PUBLIC EDUCATION, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2014, the Board of Directors of American Public Education, Inc. appointed Barbara “Bobbi” Kurshan to serve as a director of the Company until the 2016 annual meeting of stockholders and until her successor is duly elected and qualified.

Dr. Kurshan is the Executive Director of Academic Innovation and a Senior Fellow in Education at the University of Pennsylvania, Graduate School of Education, a position she has held since 2012.  Dr. Kurshan received her Ed.D in Curriculum and Instruction with concentration in Educational Technology from Virginia Tech University and has had a nearly thirty-year career as both an academic and award-winning entrepreneur.

In connection with Dr. Kurshan’s appointment to the Board, she and the Company are entering into the Company’s standard form of indemnification agreement for executive officers and directors, the form of which was previously filed as Exhibit 10.3 to the Company’s registration statement on Form S-1 (File No. 333-145185).  Dr. Kurshan will also be compensated for her service as a director consistent with the Company’s compensation policy for non-employee directors, as set forth under the heading “2013 Director Compensation” in the Company’s definitive proxy statement for its 2014 Annual Meeting of Stockholders, filed on April 28, 2014.  That description is incorporated in this report by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: August 18, 2014	By:	/s/ Richard W. Sunderland, Jr.

Richard W. Sunderland, Jr.
Executive Vice President and Chief
Financial Officer

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